UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

DUBLI, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As part of its review of the corporate governance policies of DubLi, Inc. (the “Company”), the Company’s Board of Directors (“Board”) adopted and approved an amended and restated Code of Business Conduct and Ethics (the “Code”), which replaced the Company’s previous Code of Business Conduct and Ethics in its entirety. The overall purpose of amending and restating the Code was to conform disclosure to newly adopted Company policies, generally updating the Code and enhancing awareness and readability of the Code. The updated text and amendments include the following changes: (i) clarification and expansion of provisions relating to promotion of the Company’s interests and conflicts of interests; (ii) references to the newly adopted policies relating to insider trading, anti-discrimination and harassment, use of company assets and resources, and anti-fraud; (iii) added provisions relating to accounting policies; and (iv) expanded the provisions relating to the reporting of illegal, fraudulent or unethical behavior.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the Code, which is attached hereto as Exhibit 14.1 and incorporated herein by reference. A copy of the Code is available on the Company’s website at www.dubli.com.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics adopted October 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: November 6, 2012
	By:	/s/ Michael B. Hansen
Michael B. Hansen
President and Chief Executive Officer